UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2009

River Valley Bancorp
(Exact Name of Registrant as Specified in Its Charter)

Indiana	000-21765	35-1984567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 Clifty Drive, P.O. Box 1590, Madison, Indiana		47250-0590
(Address of Principal Executive Offices)		(Zip Code)

(812) 273-4949
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.        Entry Into a Material Definitive Agreement

River Valley Bancorp (the “Registrant”) has been engaged in a private placement of a minimum of $5,000,000 and up to a maximum of $8,000,000 of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, without par value, liquidation preference $1,000 per share (the “Series A Preferred Stock”). On November 19, 2009, the Registrant closed on the sale of 5,000 shares of the Series A Preferred Stock, for an aggregate subscription price of $5,000,000. Fifty percent of the net proceeds of the offering will be contributed to the Registrant’s bank subsidiary, River Valley Financial Bank.

The Series A Preferred Stock was sold to certain investors known to the Registrant, including Frederick Koehler, Chairman of the Registrant’s Board of Directors, through substantially identical investment agreements. Pursuant to the investment agreements, the subscription price for a share of the Series A Preferred Stock was $1,000 per share, and a minimum purchase of 250 shares, for $250,000, was required. In addition, the investment agreements contained customary representations and warranties of the signing parties, indemnification rights, and other matters. The form of investment agreement is attached as Exhibit 10.1.

The Series A Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 7.25% per annum for the first five years and 9% per annum thereafter, payable quarterly. The Series A Preferred Stock is non-voting except with respect to certain matters affecting the rights of the holders thereof, and may be redeemed by the Registrant after five years for 100% of the liquidation preference plus any declared but unpaid dividends. The Series A Preferred Stock has a liquidation preference of $1,000 per share. This summary description is qualified in its entirety by the relative rights, preferences and designations of the Series A Preferred Stock set forth on the Certificate of Designations attached hereto as Exhibit 3.1.

A copy of the Registrant’s press release dated November 19, 2009, announcing the sale of the Series A Preferred Stock pursuant to the investment agreements is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 3.02.        Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference. The Series A Preferred Stock is being issued in a private placement exempt from registration pursuant to Section 4(2) and Rule 506 of Regulation D of the Securities Act of 1933, as amended (the “1933 Act”) and constitutes “restricted securities” under Rule 144 under the 1933 Act. The Registrant did not offer the Series A Preferred Stock by means of any general solicitation or general advertising, and there were no more than 35 purchasers, excluding those persons permitted by Regulation D to be excluded from the number of purchasers. The Registrant filed a Form D with the Securities and Exchange Commission on October 6, 2009, and also made appropriate state securities laws filings at that time. No underwriter or sales agent was utilized and there were no underwriting discounts or commissions payable by the Registrant in connection with this offering.

ITEM 3.03         Material Modification to Rights of Securityholders

Upon issuance of the Series A Preferred Stock, the ability of the Registrant to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock will be subject to restrictions in the event that the Registrant fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Series A Preferred Stock. These restrictions are set forth in the Certificate of Designations attached hereto as Exhibit 3.1.

ITEM 5.03.        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective as of November 19, 2009, the Registrant filed a Certificate of Designations with the Indiana Secretary of State for the purpose of amending the Registrant’s Articles of Incorporation to fix the designations, preferences, limitations and relative rights of 8,000 authorized shares of Series A Preferred Stock. The Certificate of Designations provides that the Series A Preferred Stock will pay cumulative dividends at a rate of 7.25% per annum for the first five years following first issuance and 9% per annum thereafter, payable quarterly. The Series A Preferred Stock is non-voting except with respect to certain matters affecting the rights of the holders thereof, and may be redeemed by the Registrant after five years for 100% of the liquidation preference plus any declared but unpaid dividends. The Series A Preferred Stock has a liquidation preference of $1,000 per share. This summary description is qualified in its entirety by the relative rights, preferences and designations of the Series A Preferred Stock set forth on the Certificate of Designations attached hereto as Exhibit 3.1 and incorporated by reference herein.  The form of stock certificate for the Series A Preferred Stock is attached hereto as Exhibit 4.1.

ITEM 9.01.        Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.	Description
3.1	Certificate of Designations for Series A Preferred Stock
4.1	Form of Certificate for Series A Preferred Stock
10.1	Form of Investment Agreement
99.1	Press Release dated November 19, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: November 24, 2009	River Valley Bancorp

	By:	/s/ Matthew P. Forrester
Matthew P. Forrester
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Location

3.1	Certificate of Designations for Series A Preferred Stock	Attached
4.1	Form of Certificate for Series A Preferred Stock	Attached
10.1	Form of Investment Agreement	Attached
99.1	Press Release, dated November 19, 2009	Attached

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